Exhibit 99.1

Contact: PXRE Group Ltd. John Modin Chief Financial Officer 441-296-5858 john.modin@pxre.com	Investors: Citigate Sard Verbinnen Jamie Tully or Debbie Miller 212-687-8080 jtully@sardverb.com dmiller@sardverb.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX

PXRE REPORTS FIRST QUARTER RESULTS
NET INCOME OF $22.7 MILLION

_________________________

     HAMILTON, Bermuda – (PR Newswire) – April 28, 2005 – PXRE Group Ltd. (NYSE: PXT) today announced results for the first quarter ended March 31, 2005. Highlights for the quarter included:

•	Net operating income per diluted share was $0.71 compared to $1.27 in the first quarter of 2004

•	Net income was $22.7 million, or $0.69 per diluted share, compared to $30.9 million, or $1.18 per diluted share, in the first quarter of 2004

•	Net premiums earned increased by 15% compared to the prior year period

•	Net premiums written increased by 27% compared to the prior year period

•	Underwriting income was $25.9 million

•	Losses from European Windstorm Erwin were $25.2 million, net of reinsurance and reinstatement premiums, or $0.76 per diluted share

•	On a fully diluted basis, book value per share was $21.38 at March 31, 2005

•	Annualized return on equity was 13.5%

     Jeffrey L. Radke, President & Chief Executive Officer of PXRE Group, commented, “We continue to successfully execute our controlled growth strategy for 2005, as borne out by the 21% increase in net premiums earned during the first quarter of 2005 in our catastrophe and risk excess segment as compared to the first quarter of 2004. This momentum carried into our April 1st renewals, and as a result we continue to expect premium growth of 10% in 2005.”

     “Last quarter we indicated that our earnings for the first quarter of 2005 would be impacted by European Windstorm Erwin. Given the size of the industry loss and the territory affected by Erwin, the $25.2 million loss we recorded for this event was consistent with our expectations. We therefore remain confident that we will achieve our previously announced 2005 target of net operating income per diluted share of $4.50 to $5.00, assuming normalized catastrophe activity during the remainder of the year.”

     Mr. Radke continued: “On March 31st, 62% of the outstanding Convertible Voting Preferred Shares mandatorily converted into common equity and, going forward, the dividends payable on the remaining Preferred Shares will be paid in cash rather than additional Preferred Shares. The end of the paid-in-kind dividend, and the elimination of the conversion price adjustment on the Preferred Shares that converted, significantly simplifies our capital structure and will alleviate the dilutive effect that the Preferred Shares have had on our growth in book value per share over the last three years.”

     Net premiums earned for the quarter increased by 15%, or $10.5 million, to $79.4 million from $69.0 million for the year-earlier period. Net premiums earned in the Company’s catastrophe and risk excess segment for the quarter increased 21%, or $13.9 million, to $80.1 million from $66.2 million for the year-earlier period. Net premiums earned in the exited lines segment decreased $3.5 million compared to the year earlier period.

Revenues and Net Premiums Earned

	Three Months Ended March 31,
($000's)
	2005	2004	Change %

Revenues	$89,980	$76,509	18
Net Premiums Earned:
Cat & Risk Excess	$80,141	$66,196	21
Exited	(707)	2,756	(126)

	$79,434	$68,952	15

     Net premiums written in the first quarter of 2005 increased 27%, or $23.9 million, to $113.6 million from $89.7 million for the same period of 2004. Net premiums written in the Company’s catastrophe and risk excess segment increased 29%, or $25.5 million, during the quarter to $114.3 million from $88.8 million for the year-earlier period. Net premiums written in the exited lines segment decreased $1.6 million compared to the year-earlier period.

Net Premiums Written

	Three Months Ended March 31,
($000's)
	2005	2004	Change %

Net Premiums Written:
Cat & Risk Excess	$114,311	$88,841	29
Exited	(706)	871	(181)

	$113,605	$89,712	27

     Net investment income for the first quarter of 2005 increased 52%, or $3.5 million, to $10.4 million from $6.9 million for the corresponding period of 2004, primarily as a result of increased income in our fixed maturity and short-term investment portfolio of $1.5 million and hedge funds of $1.0 million. The increase in net investment income in the fixed maturity and short-term investment portfolio is attributable to increases in yields and the average invested asset balance.

     PXRE's GAAP loss ratio for the first quarter of 2005 was 55.9% compared to 26.3% for the first quarter of 2004. The loss ratio in the Company’s catastrophe and risk excess segment was 55.9% compared to 25.7% in the year-earlier period, reflecting $25.2 million in net losses incurred in connection with European Windstorm Erwin, net of reinstatement premiums. The storm losses increased the loss ratio by 35 loss ratio points. The expense ratio was 23.2% for the first quarter of 2005 compared to 30.7% in the year-earlier quarter, reflecting a decrease in operating expenses of $3.2 million to $9.4 million for the first quarter of 2005 from $12.6 million for the comparable prior year period. During the first quarter of 2004, we incurred charges of $2.4 million related to a 10% reduction in personnel, the curtailment of the Company’s retirement plans and termination of the Company’s prior annual bonus plan. Excluding these charges, other operating expenses decreased $0.8 million, or 8%, for the three months ended March 31, 2005 compared to the comparable period of 2004.

GAAP Ratios

	Three Months Ended March 31,

	2005	2004

Loss Ratio, All Lines	55.9%	26.3%
Expense Ratio	23.2%	30.7%

Combined Ratio	79.1%	57.0%

Loss Ratio, Cat & Risk Excess	55.9%	25.7%

     Operating results reflect a tax benefit of 0.3% for the first quarter of 2005 compared to a tax expense of 2.0% for the first quarter of 2004.

     During the first quarter of 2005, PXRE recorded net after-tax unrealized depreciation in investments of $7.3 million in other comprehensive income which resulted in a $0.22 decrease in fully diluted book value per share. The cause of this decrease in value was primarily an increase in interest rates during the quarter.

     Net operating income was $23.3 million and net operating income per diluted share was $0.71 during the first quarter of 2005 compared to $33.2 million of net operating income and $1.27 of net operating income per diluted share for the corresponding period of 2004. Net income per diluted common share was $0.69 during the first quarter of 2005 compared to net income per diluted common share of $1.18 for the corresponding period of 2004.

     Net operating income and net operating income per diluted share are non-GAAP financial measures. Reconciliations of net income to net operating income and net income per diluted common share to net operating income per diluted share are set forth in the attached schedule of Unaudited Financial Highlights. These reconciliations disclose adjustments, including items excluded from net income and adjustments to the net operating income per diluted share, because management does not consider these items to be an integral part of the Company’s performance or indicative of trends in its business operations in a particular period. The excluded items may be material in a period. Management believes that disclosing non-GAAP financial measures, such as net operating income and net operating income per diluted share, provides useful information regarding PXRE’s results of operations consistent with industry practices, which enables investors, security analysts and rating agencies to make performance comparisons with PXRE’s competitors.

     On a fully diluted basis, book value per share increased to $21.38 per share at March 31, 2005 from $21.30 per share at December 31, 2004. The March 31, 2005 book value reflects the after-tax unrealized depreciation in investments of $7.3 million, or $0.22 per diluted share, mentioned above.

     The Company also noted that Series 1 of its convertible preferred shares, which represented 62% of the total convertible preferred shares outstanding, mandatorily converted on March 31, 2005 into 7.8 million convertible voting common shares. Commencing in April 2005, dividends on the remaining preferred shares will be paid in cash, rather than additional preferred shares.

     PXRE – with operations in Bermuda, Europe and the United States – provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company's shares trade on the New York Stock Exchange under the symbol “PXT.”

     PXRE Group Ltd. is scheduled to hold a conference call with respect to its first quarter financial results on Friday, April 29, 2005 at 10:00 a.m. Eastern Time.

     A live webcast of the conference call will be available online at www.pxre.com. The dial-in numbers are (800) 819-9193 for U.S. and Canadian callers and (913) 981-4911 for international callers. Following the conclusion of the presentation, the webcast will remain available online through May 29, 2005 at www.pxre.com. In addition, a replay of the call will be available from April 29, 2005 – May 6, 2005 by dialing (888) 203-1112. Callers dialing from outside the U.S. and Canada can access the replay by dialing (719) 457-0820. Please enter 3512334 as the conference ID.

     Quarterly financial statements are expected to be available on the Company's website under the press release section of News and Events after market close on April 28, 2005. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor.Relations@pxre.com, or visit www.pxre.com.

     Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date hereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, these forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) because of exposure to catastrophes, PXRE’s financial results may vary significantly from period to period; (ii) the Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (iii) PXRE operates in a highly competitive environment; (iv) reinsurance prices may decline, which could affect the Company’s profitability; (v) underwriting reinsurance includes the application of judgment, the assessment of probabilities and outcomes, and assumption of correlations, which are subject to inherent uncertainties; (vi) reserving for losses includes significant estimates which are also subject to inherent uncertainties; (vii) a decline in the credit rating assigned to the Company’s claim-paying ability may impact its potential to write new or renewal business; (viii) a decline in the Company’s ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (ix) the Company’s investment portfolio is subject to market and credit risks which could result in a material adverse impact on its financial position or results; (x) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; and the Company’s reliance on reinsurance brokers exposes us to their credit risk; (xi) the impact of recently announced investigations of broker fee and placement arrangements could adversely impact the Company’s ability to write more business; (xii) the Company has exited the finite reinsurance business, but claims in respect of the business the Company wrote could have an adverse effect on its results of operations; (xiii) the Company may be adversely affected by foreign currency fluctuations; (xiv) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xv) the impairment of the Company’s ability to provide collateral to cedents could affect its ability to offer reinsurance in certain markets; (xvi) the reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xvii) regulatory constraints may restrict the Company’s ability to operate its business; (xviii) contention by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company’s financial position or results; and (xix) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company’s financial position or results. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

     PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

PXRE Group Ltd.
Unaudited Financial Highlights
(Dollars in thousands except per share amounts)

	Three Months Ended March 31,

	2005	2004

Gross premiums written	$124,700	$107,403

Net premiums written	$113,605	$89,712

Revenues	$89,980	$76,509
Losses and expenses	(67,301)	(43,872)

Income before income taxes, cumulative effect of accounting change and convertible preferred share dividends	22,679	32,637
Income tax (benefit) provision	(64)	653

Income before cumulative effect of accounting change and convertible preferred
share dividends	22,743	31,984
Cumulative effect of accounting change, net of $0.2 million tax benefit	—	(1,053)

Net income before convertible preferred share dividends	$22,743	$30,931

Net income per diluted common share	$0.69	$1.18

Average diluted shares outstanding (000's)	32,980	26,282

Net income before convertible preferred share dividends	$22,743	$30,931
Adjustments, net of tax:
Realized investment losses (gains)	78	(21)
Cumulative effect of accounting change	—	1,053
Severance, net of pension gain	—	1,020
Foreign exchange losses	514	205

Net operating income (1)	$23,335	$33,188

Net income per diluted common share	$0.69	$1.18
Adjustments, net of tax:
Realized investment (gains) losses	—	—
Cumulative effect of accounting change	—	0.04
Severance, net of pension gain	—	0.04
Foreign exchange losses	0.02	0.01

Net operating income per diluted share (1)	$0.71	$1.27

Financial Position:	Mar. 31, 2005		Dec. 31, 2004

Cash and investments	$1,209,878		$1,165,208
Total assets	1,528,459		1,454,416
Reserve for losses and loss expenses	460,565		460,084
Shareholders’ equity	714,599		696,555
Book value per common share (2)	21.38		21.30
Return on equity	13.5	%(3)	3.7%
Statutory surplus:
PXRE Reinsurance Ltd.	763,700	(4)	749,084
PXRE Reinsurance Company	226,600	(5)	224,926
Ratings (A.M. Best/ S&P):
PXRE Reinsurance Ltd.	A/A		A/A
PXRE Reinsurance Company	A/A		A/A

	Three Months Ended March 31,

	2005		2004

GAAP Ratios:
Loss ratio	55.9%		26.3%
Expense ratio	23.2%		30.7%

Combined ratio	79.1%		57.0%

Losses Incurred by Segment:
Cat & Risk Excess	$44,767		$17,030
Exited	(329)		1,109

	$44,438		$18,139

Commission and Brokerage, Net of Fee Income by Segment:
Cat & Risk Excess	$9,255		$7,128
Exited	(188)		1,445

	$9,067		$8,573

Underwriting Income by Segment: (6)
Cat & Risk Excess	$26,119		$42,038
Exited	(190)		202

	$25,929		$42,240

	Three Months Ended March 31,

	2005		2004

Underwriting Income Reconciled to Income Before Income Taxes, Cumulative Effect of Accounting Change and Convertible Preferred Share Dividends:
Net underwriting income (6)	$25,929		$42,240
Net investment income	10,442		6,869
Net realized investment (losses) gains	(107)		89
Operating expenses	(9,377)		(12,620)
Foreign exchange losses	(598)		(266)
Interest expense	(3,610)		(3,675)

Income before income taxes, cumulative effect of accounting change and convertible preferred share dividends	$22,679		$32,637

(1)	Net operating income (a non-GAAP financial measure) is net income excluding after-tax realized investment gains and losses, cumulative effect of accounting change, severance expenses, net of a pension gain and foreign exchange losses. These items are excluded because management does not consider these items to be an integral part of the Company’s performance or indicative of trends in the business operations in a particular period. The excluded items may be material in a period. Management believes that disclosing non-GAAP financial measures such as net operating income provides useful information regarding PXRE’s results of operations consistent with industry practices, which enable investors, security analysts and rating agencies to make performance comparisons with PXRE’s competitors.
(2)	After considering convertible preferred shares.
(3)	Annualized based on year-to-date results.
(4)	Estimated and before inter-company eliminations.
(5)	Estimated.
(6)	Underwriting Income by Segment (a GAAP financial measure): The Company’s reported underwriting results are its best measure of profitability for its individual underwriting segments and accordingly are disclosed in the footnotes to the Company’s financial statements required by SFAS 131, Disclosures about Segments of an Enterprise and Related Information. Underwriting Income by Segment is calculated by subtracting losses and loss expenses incurred and commission and brokerage, net of fee income from net earned premiums. PXRE does not allocate net investment income, net realized investment gains (losses), operating expenses, foreign exchange gains or losses or interest expense to its respective underwriting segments.

These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-Q for the quarter ended March 31, 2005.

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